EXHIBIT 23.2
                        CONSENT OF BDO SEIDMAN, LLP


                          COHEN BRAME & SMITH
                         Professional Corporation
                            Attorneys at Law
                       One Norwest Center Suite 1800
                           1700 Lincoln Street
                          Denver, Colorado  80203



                             August 6, 1997




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


IndeNet, Inc.
Los Angeles, CA



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3/A of our report dated June 18, 1997, relating to the consolidated financial statements of IndeNet, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.




                                   /s/ BDO SEIDMAN, LLP




Los Angeles, CA
August 6, 1997